                                                                     EXHIBIT 5.1

                  [GRAY CARY WARE FREIDENRICH LLP LETTERHEAD]

July 31, 1998



Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C.  20549

RE:      SCICLONE PHARMACEUTICALS, INC.
         REGISTRATION STATEMENT ON FORM S-2

Ladies and Gentlemen:

As legal counsel for SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 3,000,000 shares of Common Stock, no par value (the "Common Stock"), that may be issued by the Company pursuant to the Structured Equity Line Flexible Financing(SM) Agreement (the "Equity Line") or upon exercise of certain related warrants.

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that the 3,000,000 shares of Common Stock of the Company being registered pursuant to the Registration Statement and that may be issued to the purchasers will be, upon issuance in accordance with the terms of the Equity Line or the warrants, as applicable, duly authorized shares, validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

Respectfully submitted,

/s/ Gray Cary Ware Freidenrich LLP


GRAY CARY WARE & FREIDENRICH LLP